Exhibit 3.3.37

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THE WALTER READE ORGANIZATION, INC.

The Walter Reade Organization, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

By unanimous consent of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

Resolved, that the Certificate of Incorporation of the Corporation be amended by altering the Article thereof numbered “Third” so that, as amended, said Article shall be and read as follows:

Third:       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

[The remainder of this page is left intentionally blank.]

State of Delaware Secretary of State Division of Corporations Delivered 01:55 PM 07/28/2004 FILED 01:18 PM 07/28/2004 SRV 040552292 –0534111 FILE

IN WITNESS WHEREOF, The Walter Reade Organization, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be executed by its Senior Vice President, this 27th day of July, 2004.

/s/ Michael Politi
Senior Vice President

Michael Politi Senior Vice President & Corporate Counsel

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THE WALTER READE ORGANIZATION, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”).         The Walter Reade Organization, Inc.

2. The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article FOURTH thereof in its entirely and substituting the following in lieu thereof:

“FOURTH (A) The total number of shares which the Corporation shall have the authority to issue is six million five hundred thousand (6,500,000) shares, consisting of Five Hundred Thousand (500,000) shares of preferred stock of the par value of One Dollar ($1.00) per share (hereinafter called “Preferred Stock”), and Six Million (6,000,000) shares of common stock of the par value of twenty-five cents ($.25) per share (hereinafter called “Common Stock”).

3. The Certificate of Incorporation of the Corporation is hereby further amended by adding the following three (3) paragraphs to the end of existing Article FOURTH thereof:

“(B) Effective as of 12:00 a.m. Eastern Daylight Time, on the 15th day of May, 1981, (i) all of the theretofore issued and outstanding shares of the Corporation’s $4.53 Cumulative Convertible Preferred Stock, par value $1.00 per share (the “Preferred Stock”), shall be converted into and shall become issued, outstanding fully paid and non-assessable shares of Common Stock, at the rate of sixty (60) shares of Common Stock for each share of Preferred Stock, (ii) all of the theretofore issued and outstanding shares of the Common Stock par value $.25 per share, of the Corporation (the “Old Stock”) shall be converted into and shall become issued, outstanding, fully paid and non-assessable shares of Common Stock, and all of the shares of Old Stock theretofore reserved for issuance upon the exercise of options previously granted and warrants previously issued by the Corporation shall be converted into and shall become shares of Common Stock, at the rate of three-fifths           of a share of Common Stock for each share of Old Stock, and (iii) each share of Preferred Stock and each share of Old Stock held in the treasury of the Corporation shall be cancelled.

“(C) Notwithstanding anything to the contrary set forth in Paragraph (B) of this Article FOURTH, (i) upon the conversion of shares of Preferred Stock into shares of Common Stock pursuant to said Paragraph (B), all arrearages in respect of accrued, but undeclared and unpaid, dividends on the Preferred Stock shall terminate and be extinguished and (ii)        fractional shares of Common Stock shall be issued in connection with the conversion of shares of Preferred Stock or Old Stock into shares of Common Stock pursuant to said Paragraph (B) and each stockholder who would otherwise be entitled to receive a fractional share of Common Stock in respect of the stockholder’s Preferred Stock or Old Stock shall receive in lieu of such fractional share cash equal to the fair value of such fractional share based upon the market price of the Old Stock on April 20, 1981.

“(D) Upon conversion of shares of Preferred Stock and Old Stock into shares of Common Stock pursuant to Paragraph (B) of this Article FOURTH, each certificate which theretofore                   one or more shares of Preferred Stock or Old Stock shall thenceforth evidence the appropriate number of shares of Common Stock and the holder of such certificate shall be entitled to all rights attributable to such shares of Common Stock under this Certificate of Incorporation as thenceforth in effect. Upon the surrender to the Corporation of any certificate purporting to evidence one or more shares of Preferred Stock or Old Stock, the holder of such certificate shall be entitled to receive in exchange therefor a certificate or certificates representing the appropriate number of shares of Common Stock and the cash payment for any fractional shares computed as provided in Paragraph (C) of this Article FOURTH”

4 This Certificate of Amendment shall be effective at 12.01 a.m. Eastern Daylight Time on the 15th day of May, 1981.

5. This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

6. The capital of the Corporation will not be reduced by this Certificate of Amendment.

Signed and attested to on May 11, 1981

THE WALTER READE ORGANIZATION, INC.

[SEAL]	By:	/s/ Sheldon Gunsberg
Sheldon Gunsberg,
President
Attest

By:	/s/ Martin Katz
Martin Katz,
Secretary

State of New York	}	ss:
County of New York

BE IT REMEMBERED that on this 11th day of May, 1981, personally came before me, a notary public in and for the County and State aforementioned, Sheldon Gunsberg, President of The Walter Reade Organization, Inc., a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged said certificate to be his act and deed and the act and deed of said corporation and that the facts stated therein are true, and that the seal affixed to said certificate and attested by the Secretary of said corporation is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Illegible
Notary Public

of New York
551
New York County
Expires March 30, 1982

[SEAL]

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THE WALTER READE ORGANIZATION, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is The Walter Reade Organization, Inc.

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

“FOURTH: The total number of shares which the Corporation shall have authority to issue is Three Million Five Hundred Thousand (3,500,000), consisting of Five Hundred Thousand (500,000) shares of preferred stock of the par value of One ($1.00) Dollar per share (hereinafter called “Preferred Stock”), and Three Million (3,000,000) shares of common stock of the par value of Twenty-five Cents (25¢) Per share (hereinafter called “Common Stock”).

“(l) The minimum amount of capital with which the Corporation will commence business is One Thousand ($1,000.00) Dollars.

PREFERRED STOCK

“(2) The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights, and qualifications limitations or restrictions thereof as are stated and expressed herein, or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

“(3) Authority is hereby granted to the Board of Directors to create one or more series of Preferred Stock and, with respect to each series, to fix by resolution or resolutions providing for the issue of such series:

(a) The number of shares to constitute such series and the distinctive designation thereof;

(b) The dividend rate on the shares of such series, the dividend payment dates, the periods in respect of which dividends are payable (‘Dividend Periods’), whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate, and the preferences, if any, which shares of such series shall be entitled to receive in the payment of dividends;

(c) Whether or not the shares of such series shall be redeemable, and, if redeemable, on what terms, including the redemption prices which the shares of such series shall be entitled to receive upon the redemption thereof;

(d) Whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(e) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or rate or rates, or the rate or rates at which exchange shall be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

(f) The preferences, if any, and the amounts thereof which the shares of such series shall be entitled to receive upon the voluntary and involuntary dissolution of the Corporation;

(g) The voting power, if any, of the shares of such series; and

(h) Such other terms, conditions, specifications, special rates and protective provisions as the Board of Directors may deem advisable.

Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series.

“(4) No dividend shall be declared and set apart for payment on any series of Preferred Stock in respect of any Dividend Period unless there shall likewise be or have been paid, or declared and set apart for payment, on all shares of Preferred Stock of each other series entitled to cumulative dividends at the time outstanding which rank equally as to dividends with the series in question, dividends ratably in accordance with the sums which would be payable on the said shares through the end of the last preceding Dividend Period if all dividends were declared and paid in full.

“(5) If upon any dissolution of the Corporation, the assets of the Corporation distributable among the holders of any one or more series of Preferred Stock which (i) are entitled to a preference over the holders of the Common Stock upon such dissolution, and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

“(6) In the event that the Preferred Stock of any series shall be redeemable, then, at the option of the Board of Directors, the Corporation may at such time or times as may be specified by the Board of Directors as provided in subparagraph (c) of paragraph 3 of this Article FOURTH redeem all, or any number less than all, of the outstanding shares of such series at the redemption price thereof and on the other terms fixed by the Board of Directors as provided in such subparagraph (c).

COMMON STOCK

“(7) Subject to all of the rights of the Preferred Stock, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor.

“(8) Upon any liquidation, dissolution or winding up of the Corporation, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, as provided in the resolution of the Board of Directors creating such series, or an amount sufficient to pay the aggregate amount to which the holders of the Preferred Stock of each series shall be entitled, as provided in the resolution of the Board of Directors creating such series, shall have been deposited with a bank or trust company designated by the Board of Directors having a capital, surplus and undivided profits of at least Five Million ($5,000,000) Dollars as a trust fund for the benefit of the holders of such Preferred Stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

GENERAL

“(9) No holder of any shares of the stock of the Corporation shall be entitled as of right to purchase or subscribe for or otherwise acquire any shares of stock, whether now or hereafter authorized, or any securities or obligations convertible into, or exchangeable for, or any right, warrant or option to purchase, any shares of stock of any class which the Corporation may at any time hereafter issue or sell whether now or hereafter authorized, but any and all such stock, securities, obligations, rights, warrants and options may be issued and disposed of by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same or any thereof, to the stockholders.

“(10) A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the amount and value of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

“(11) The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.”

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified.

Executed at New York, New York on May 7, 1968.

/s/ Walter Reade, Jr.
President

ATTEST:

/s/ Albert Floersheimer, Jr.
Secretary

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

BE IT REMEMBERED that, on May 7, 1968, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Walter Reade, Jr., President of The Walter Reade Organization, Inc. who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said Corporation, and that the facts stated therein are true.

GIVEN under my hand on May 7, 1968.

/s/ Illegible
Notary Public

[SEAL]

FILED 1 P.M. MAY 23 1984

/s/ Illegible
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

of

THE WALTER READE ORGANIZATION, INC.

It is hereby certified:

1. The name of the corporation (hereinafter called the “Corporation”) is THE WALTER READE ORGANIZATION, INC.

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph of Article FOURTH, by striking out Article EIGHTH thereof, by substituting in lieu of said first paragraph of Article FOURTH and in lieu of Article EIGHTH the following new first paragraph of Article FOURTH and new Article EIGHTH, and by adding the following new Article THIRTEENTH:

“FOURTH: (A) The total number of shares which the corporation shall have the authority to issue is twenty million five hundred thousand (20,500,000) shares, consisting of Five Hundred Thousand (500,000) shares of preferred stock of par value of One Dollar ($1.00) per share (hereinafter called “Preferred Stock”), and Twenty Million (20,000,000) shares of common stock of par value of twenty-five cents ($.25) per share (hereinafter called “Common Stock”).

EIGHTH: (a) Until and including the earlier of (i) November 3, 1985 or (ii) such date as provided in paragraph (c) of this Article EIGHTH as the Board of Directors shall no longer be classified (the “Period”), the number of directors constituting the entire Board of Directors shall be fourteen. Effective at the end of the Period, the number of directors constituting the entire Board of Directors shall be determined as provided in the By-Laws of the Corporation.

(b) During the Period, the Board of Directors shall be divided into two classes, designated as Class I and Class II and, except as provided in paragraph (c) of this Article EIGHTH, each class shall consist of seven directors. All Class I and Class II directors elected at the 1984 Annual Meeting of Stockholders shall serve, subject, in the case of Class II directors, to paragraph (c) of this Article EIGHTH, for terms expiring at the 1985 Annual Meeting of Stockholders and until their respective successors are elected and qualify. Subsequent to the 1984 Annual Meeting of Stockholders and during the Period, the Board of Directors’ nominees for election as Class I directors shall be selected by the vote of a majority of Class I directors then in office and the Board of Directors’ nominees for election as Class II directors, if any, shall be selected by the vote of a majority of Class II directors then in office or, if less than three (3) remaining Class II directors, then by the unanimous vote of all such remaining Class II directors. At the 1985 Annual Meeting of Stockholders and during the Period, all Class I and Class II directors shall be elected for terms, subject, in the case of Class II directors, to paragraph (c) of this Article EIGHTH, expiring at the next succeeding annual meeting of stockholders and until their respective successors are elected and qualify.

(c) Notwithstanding the provisions of paragraphs (a) and (b) of this Article EIGHTH, in the event Columbia Pictures Industries, Inc. and its affiliates, as such term has meaning under Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on March 15, 1984 (collectively, “Columbia”), shall own, in the aggregate, at any time during the Period, of record and beneficially (determined in accordance with Rule 13d-3 or such General Rules and Regulations as in effect on March 15, 1984) less than twenty (20%) percent but at least ten (10%) percent of the then issued and outstanding shares of the Common Stock of the Corporation, the Class I directors, at their option, by majority vote of the Class I directors then in office taken at a regular or special meeting of the entire Board of Directors duly called and held in accordance with the By-Laws of the Corporation and the Delaware General Corporation Law, at which regular or special meeting a majority of the Class I directors then in office and not less than one-third of the members of the entire Board of Directors shall constitute a quorum for the transaction of business, may permanently reduce the number of Class II directors from seven (7) directors to two (2) directors for the remainder of the Period and the total number of directors constituting the entire Board of Directors shall be reduced to nine (9) for the remainder of the Period. In the event that the Class I directors shall so elect to permanently reduce the number of Class II directors from seven (7) directors to two (2) directors, the term of office of five (5) Class II directors shall terminate immediately. Five (5) Class II directors, to be selected by a majority of the Class II directors in office immediately prior to such reduction, shall tender their written resignations at such regular or special meeting, which resignations shall be effective immediately. In the event that such resignations shall not have been received, the Class I directors shall have the right to select five (5) Class II directors to be removed, which removal shall be effective immediately upon such selection. Except as otherwise provided above in this paragraph (c) during the Period, Class I directors may be removed as directors only by the vote of a majority of all remaining Class I directors and Class II directors may be removed as directors only by the vote of a majority of all remaining Class II directors; provided, however, that this provision shall not apply to directors elected by holders of shares of any class or series of preferred stock of the Corporation, if any, voting as a separate class or series under any provision of the Certificate of Incorporation, which directors may be removed only as provided in the Certificate of Incorporation relating to any such preferred stock. In the event Columbia shall own, at any time during the Period, of record and beneficially (determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on March 15, 1984), less than ten (10%) percent of the then issued and outstanding shares of Common Stock of the Corporation, the total number of directors constituting the entire Board of Directors shall be reduced to seven (7) directors (subject to change thereafter as provided in the By-Laws of the Corporation), the terms of office of all Class II directors shall immediately terminate, the Period shall be deemed to have ended, and the provisions of paragraphs (a), (b), (c), (d) and (e) of this Article EIGHTH and Article THIRTEENTH shall thereupon be null and void and shall have no further force and effect. Effective immediately following the end of the Period, directors may be removed at any time in such manner as shall be provided in paragraph (f) of this Article EIGHTH and in the By-Laws of the Corporation.

(d) During the Period, if the office of any director or directors becomes vacant for any reason, (i) a majority of the Class I directors (or if there be but one, then that one) then in office after the vacancy has occurred, though less than a quorum, may chose a successor or successors with respect to a vacancy or vacancies in the office of Class I directors and (ii) a majority of the Class II directors (or if there be but one, then that one) then in office after the vacancy has occurred, though less than a quorum, may choose a successor or successors with respect to a vacancy or vacancies in the office of Class II directors. Each such successor shall hold office for the unexpired term of any such Class I or Class II director, as the case may be. Effective at the end of the Period, vacancies in the Board of Directors, regardless of class, shall be filled as provided in paragraph (f) of this Article EIGHTH and in the By-Laws of the Corporation.

(e) Except as otherwise provided above in this Article EIGHTH, all decisions to be made by the Board of Directors of the Corporation under that certain agreement dated November 4, 1983 among the Corporation, Columbia Pictures Industries, Inc. and Sheldon Gunsberg shall be made exclusively by the Class I directors. Except as provided in this Article EIGHTH, in any other provision of this Certificate of Incorporation, or as provided by law, all corporate powers shall be exercised by the Board of Directors, without regard to class.

(f) Effective at the end of the Period and except as otherwise provided by any statute or by this Certificate of Incorporation, (i) all corporate powers shall be exercised by the Board of Directors, (ii) any director may be removed at any time in such manner as shall be provided in the by-laws of the Corporation and (iii) vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum. Elections of directors need not be by ballot.

IN FURTHERANCE AND NOT IN LIMITATION OF THE POWERS CONFERRED BY STATUTE, THE BOARD OF DIRECTORS IS EXPRESSLY AUTHORIZED:

(i) To fix, determine and var   from time to time the amount to be maintained as surplus and the amount to be set apart as working capital.

(ii) To set apart out of any of the funds of the Corporation available for dividends a reserve for any proper purpose and/or to abolish any such reserve.

(iii) Subject to Article THIRTEENTH of this Certificate of Incorporation, to make, amend, repeal or add to the By-laws of the Corporation, without any action on the part of the stockholders. The by-laws made by the directors may be amended, altered, added to or repealed by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation.

(iv) To authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of the Corporation, including after-acquired property.

(v) From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation, or any of them shall be open to the inspection of any stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or by-laws or as authorized by a resolution of the stockholders or Board of Directors.

(vi) To authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee, and of other committees, and to determine the amount of such compensation and fees.

THIRTEENTH: During the Period, in addition to any other vote that may be required by statute, stock exchange regulation, this Certificate of Incorporation or any amendment hereof, or by the By-Laws of the Corporation, the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors (considered for this purpose as one class) shall be required to amend, alter or repeal, or to adopt any provision of the Certificate of Incorporation or the By-Laws of the Corporation inconsistent with the provisions of paragraphs (a), (b), (c), (d) and (e) of Article EIGHTH or this Article THIRTEENTH of the Certificate of Incorporation or Sections 1, 2, 6 and 7 of Article III and Section 4 of Article VI of the By-Laws of the Corporation.”

3. The amendments of the Certificate of Incorporation herein certified have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified.

Signed and attested to on May 23, 1984.

/s/ Sheldon Gunsberg
Sheldon Gunsberg, President

ATTEST:

/s/ Martin Katz
Martin Katz, Secretary

[SEAL]

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THE WALTER READE ORGANIZATION, INC.

THE WALTER READE ORGANIZATION, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of THE WALTER READE ORGANIZATION, INC., resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED that the Board of Directors of the Corporation deems it advisable that the first paragraph of Article Fourth of the Certificate of Incorporation of the Corporation be amended by eliminating the existing first paragraph of Article Fourth and by substituting therefor a new first paragraph of Article Fourth to read as follows:

“FOURTH: The total number of shares which the Corporation shall have authority to issue is Six Million Five Hundred Thousand (6,500,000), consisting of Five Hundred Thousand (500,000) shares of Preferred Stock of the par value of One ($1.00) Dollar per share (hereinafter called “Preferred Stock”) and Six Million (6,000,000) shares of Common Stock of the par value of Twenty-Five (25) Cents per share (hereinafter called “Common Stock”).”

RESOLVED that the Board of Directors of the Corporation deems it advisable that Article Tenth of the Certificate of Incorporation be amended by eliminating the existing Article Tenth and by substituting therefor a new Article Tenth to read as follows:

“TENTH: (1) To the full extent permitted by the laws of the State of Delaware:

(a) The Corporation shall indemnify any person, his heirs, executors or administrators, made or threatened to be made a party to any action, suit or proceeding (whether actual or threatened or brought by or in the right of the Corporation or otherwise), civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer or director of the Corporation, or serves or has served at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any other corporation or any partnership, joint venture, trust or other enterprise, against judgments, fines and amounts paid in settlement by such person or such heirs, executors or administrators in such action, suit or proceeding and against all expenses actually and reasonably incurred by such person or such heirs, executors or administrators in the defense or settlement of such action, suit or proceeding.

(b) The Corporation may, in the discretion of the Board of Directors, pay expenses incurred in defending any action, suit or proceeding described in subsection (a) of this section (1) in advance of the final disposition of such action, suit or proceeding.

(c) The Corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this section (1) against any liability asserted against him whether or not the Corporation would have the power to indemnify him against such liability by law.

(2) The adoption of the foregoing provisions shall not be exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors nor shall the foregoing be in derogation of the powers of the Corporation to indemnify employees or agents of the Corporation.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a deferred annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendments.

IN WITNESS WHEREOF, said THE WALTER READE ORGANIZATION, INC., has caused its corporate seal to be hereunto affixed and this certificate to be signed by Walter Reade, Jr., its President, and attested by Albert Floersheimer, Jr., its Secretary, this      day of July, 1969.

THE WALTER READE ORGANIZATION, INC.

By	/s/ Walter Reade, Jr.
President

(CORPORATE SEAL)

ATTEST:

By	/s/ Albert Floersheimer, Jr.
Secretary

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

BE IT REMEMBERED, that on this 29th day of July 29th, 1969, personally came before me, a Notary Public in and for the County and State aforesaid, Walter Reade, Jr., President of The Walter Reade Organization, Inc., a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true: and that the seal affixed to said certificate and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Illegible
Notary Public

State of New York

[SEAL]

CERTIFICATE OF AMENDMENT

of

CERTIFICATE OF INCORPORATION

of

WALTER READE-STERLING, INC.

We, the undersigned, SHELDON GUNSBERG and ALBERT FLOERSHEIMER, Jr., respectively Executive Vice President and Assistant Secretary of Walter Reade-Sterling Inc., a corporation organized and existing under the laws of the State of Delaware, DO HEREBY CERTIFY that the following amendment of the Certificate of Incorporation of said Corporation has been duly adopted in accordance with the provisions of Section 242 of Title 8, Chapter 1 of the Delaware Code of 1953, as amended:

Article FIRST of the Certificate of Incorporation of Walter Reade-Sterling Inc. has been amended to be and reads as follows:

“FIRST: The name of the Corporation is THE WALTER READE ORGANIZATION, INC.”

WE DO FURTHER CERTIFY that the capital of Walter Reade-Sterling Inc. will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF we have hereunto set our hands and the seal of said Corporation this 7th day of September, 1966.

/s/ Sheldon Gunsberg
Executive Vice President

/s/ Albert Floersheimer, Jr.
Assistant Secretary

[SEAL]

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this 7th day of September, 1966, personally came before me, a Notary Public of the County and State aforesaid, SHELDON GUNSBERG, Executive Vice President of Walter Reade-Sterling Inc., a corporation organized and existing under the laws of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and as such Executive Vice President he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures are the signatures of the said Executive Vice President and Assistant Secretary of said company respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

GIVEN under my hand and official seal the day and year above written.

/s/ Illegible
Notary Public

[SEAL]
Notary Public State of New York No. Qualified by Term Expires March 20

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

INTERNATIONAL INVESTING ADMINISTRATORS, INC.

We, the undersigned, being all of the directors of INTERNATIONAL INVESTING ADMINISTRATORS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY as follows:

1. Articles FIRST, SECOND, THIRD, FOURTH, FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH and ELEVENTH of the Certificate of Incorporation be, and they hereby are, amended to read as follows:

“FIRST: The name of the Corporation is WALTER READE–STERLING, INC.”

“SECOND: The principal office or place of business of the Corporation in the State of Delaware is to be located at 229 South State Street, in the City of the Dover, County of Kent. The name and address of its resident agent is The Frentice-Hall Corporation System, Inc., 229 South State Street, Dover, Delaware.”

“THIRD: The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows:

“To make, buy, sell, lease, distribute and generally deal in motion picture films and negatives; to carry on, in all its departments and branches the business of producing, co-producing and distributing motion pictures and other entertainments; to acquire copyrights, licenses or other rights in or to plays, films, dramas, dramatizations, musical compositions and intellectual properties of all kinds; as principal or agent, to buy, sell, create, develop, distribute, disseminate and exhibit advertising, promotion and publicity materials of all kinds, including without limitation, screen advertising; to acquire, fit up, maintain and operate studios, laboratories, photographic and other equipment for the making, production, alteration and editing of moving pictures of all kinds; to own, operate, lease and sublease motion picture theatres and other places of entertainment; to buy, sell, own, operate and grant concessions to sell goods and merchandise in theatres, places of entertainment, places of business and elsewhere; to buy, sell, own, operate, maintain, lease and sublease vending machines of all types and in all places; and to make all contracts and do all things suitable and conducive to the accomplishment of the foregoing objects;

                        , buy, exchange, lease, sublease or otherwise acquire or dispose of real estate       any interest or right therein and to hold, own, operate, control, maintain, manage, and develop the same and to buy, sell, lease, sublease, construct, maintain, alter, manage and control directly or through ownership of stock in any other corporation any and all kinds of buildings, theatres and other places of entertainment, stores, offices, warehouses, mills, shops, factories, machinery and plants, and any and all other structures;

“To assign, sell and transfer, convey, lease, or otherwise alienate or dispose of, and to mortgage or otherwise encumber the lands, buildings, real and personal property of the corporation wherever situated, and any and all legal and equitable interests therein;

“To purchase, sell, lease manufacture, deal in and deal with every kind of goods, wares and merchandise, and every kind of personal property, including patents and patent rights, chattels, easements, privileges and franchises which may lawfully be purchased, sold, produced or dealt in;

“To purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of, and to deal in any bonds or evidences of indebtedness or other securities, created or issued by any other corporation or corporations, association or associations, of any state, territory, or country, and, while the owner thereof, to exercise all the rights, powers, and privileges of ownership;

“To purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of, and to deal in shares of the capital stock of any other corporation or corporations, association or associations, of any state, territory, or country, and, while the owner of such stock, to exercise all the rights, powers, and privileges of ownership, including the right to vote thereon;

“To aid in any manner any corporation or corporations, or association or associations, of which any bonds, evidences of indebtedness or other securities, or shares of stock are held by the corporation, and to do any acts or things necessary, expedient, or calculated to protect, preserve, improve, or enhance the value of any such bonds, evidences of indebtedness or other securities, or shares of stock;

“To service, improve, repair, work upon, manufacture and lease, either itself or through subsidiary or affiliated corporations and associations, equipment of every description and variety;

“To acquire, organize, assemble, develop, build up and operate, either itself or through subsidiary or affiliated corporations or associations, servicing, supplying, operating, constructing and producing organizations and systems and to hire, sell, lease, exchange, turn over, deliver and dispose of such organizations, in whole or in part, and as going organizations and systems or otherwise.

“The foregoing shall be construed as objects, purposes, and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the Corporation, but the Corporation shall have all such powers, purposes or objects, but only such powers, purposes and objects, for which a corporation may be formed under the provisions of the General Corporation Law of the State of Delaware.”

“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Three Million (3,000,000), and the par value of each of such shares shall be Twenty-five Cents (25¢) per share. All such shares are of one class and are designated as Common Stock.

“The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000).

“No holder of any shares of the stock of the Corporation shall be entitled as of right to purchase or subscribe for or otherwise acquire any shares of stock, whether now or hereafter authorized, or any securities or obligations convertible into, or exchangeable for, or any right, warrant or option to purchase, any shares of stock of any class which the Corporation may at any time hereafter issue or sell whether now or hereafter authorized, but any and all such stock, securities, obligations, rights, warrants and options may be issued and disposed of by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same or any thereof, to the stockholders.

“A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the amount and value of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

“The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the Laws of the State of Delaware.”

“FIFTH: The names and places of residence of each of the incorporators are as follows:

Name	Place of Residence
L. R. Boland	Dover, Delaware

N. A. Scott	Dover, Delaware

. A. Pool, III	Dover, Delaware”

“SIXTH: The Corporation is to have perpetual existence.”

“SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.”

“EIGHTH: All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation. Elections of directors need not be by ballot. Any director may be removed at any time in such manner as shall be provided in the by-laws of the Corporation. Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum.

“IN FURTHERANCE AND NOT IN LIMITATION OF THE POWERS CONFERRED BY STATUTE, THE BOARD OF DIRECTORS IS EXPRESSLY AUTHORIZED:

“(a) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount to be set apart as working capital.

“(b) To set apart out of any of the funds of the Corporation available for dividends a reserve for any proper purpose and/or to abolish any such reserve.

“(c) To make, amend, repeal or add to the by-laws of the Corporation, without any action on the part of the stockholders. The by-laws made by the directors may be amended, altered, added to or repealed by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation.

“(d) To authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of the Corporation, including after-acquired property.

“(e) From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of any stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or by-laws or as authorized by a resolution of the stockholders or Board of Directors.

“(f) To authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee, and of other committees, and to determine the amount of such compensation and fees.”

“NINTH: A director of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the Corporation be void or voidable, nor shall the rejection of any corporate opportunity or the failure of the Corporation to enter into any transaction or contract give rise to any rights in the Corporation, by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder, officer or director, is in any way interested in such transaction, contract or opportunity, provided that such transaction or contract is or shall be authorized, ratified or approved or such transaction, contract or opportunity is or shall be rejected either (1) by a vote of a majority of a quorum of the Board of Directors or of the Executive Committee, without including in such majority (but there may be included in such quorum) any director so interested or member of a firm so interested, or a shareholder, officer or director of a corporation so interested, or (2) by the written consent of the holders of record of a majority of all the outstanding shares of stock of the Corporation entitled to vote or the affirmative vote of the holders of a majority of stock of the Corporation represented at any meeting at which a quorum is present; nor shall any director be liable to account to the Corporation for any profits realized by or from or through any such transaction or contract, or the rejection of any such opportunity, transaction or contract, by the Corporation authorized, ratified, approved or rejected as aforesaid by reason of the fact that he, or any firm of which he is a member or any corporation of which he is a shareholder, officer or director was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification, approval or rejection of such transactions or contracts in any other manner permitted by law.

“Any contract, transaction or act or any omission either to act or to enter into any transaction or contract, of the Corporation or of the Board of Directors which shall be ratified by the affirmative vote of the holders of a majority of the stock of the Corporation represented at any meeting at which a quorum is present shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors or officers of their right to proceed with such contract, transaction or action.”

“TENTH: Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer, or employee of the Corporation, or of any corporation which he served as such at the request of the Corporation shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled.”

“ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title    of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.”

2. Article TWELFTH be, and it hereby is, added to the Certificate of Incorporation to read as follows:

“TWELFTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by     laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TWELFTH.”

3. No part of the capital of said Corporation has been paid.

IN WITNESS WHEREOF, we have hereunto set our hands and seals this 23rd day of March, 1962.

/s/ Illegible	[L.S.]

/s/ Illegible	[L.S.]

/s/ Illegible	[L.S.]

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on the     rd day of March, 1962, personally came before me, the undersigned, a Notary Public in and for the State and County aforesaid, William C.                                  being all of the directors of International Investing administrators, Inc., known to me personally to be such, and severally acknowledged the foregoing Certificate of amendment of the Certificate of Incorporation of said Corporation to be the act and deed of the said signers and that the facts therein stated are truly set forth.

Given under my hand and seal of office the day and year aforesaid.

/s/ Illegible
Notary Public

[SEAL]

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 03/21/2002 020188789 – 0534111

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

The Walter Reade Organization, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: In accordance with Section 303 of the General Corporation Law of the State of Delaware, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40505, confirmed and approved on March 1, 2002.

SECOND: That the Certificate of Incorporation of this corporation be amended by adding the following sentence to Article Four:

“In accordance with Section 1123(a)(6) of the Bankruptcy code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

THIRD: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on March 21, 2002.

IN WITNESS WHEREOF, said The Walter Reade Organization, Inc has caused this certificate to be signed by Bryan Berndt, its Vice President, this 21st day of March, 2002, under penalty of perjury that this Certificate is the act and deed of this Corporation and that the facts stated herein are true.

The Walter Reade Organization, Inc.

By:	/s/ Bryan Berndt
Bryan Berndt Vice President